Exhibit 10.9

                          PEOPLE'S COMMUNITY CAPITAL CORPORATION
                              A PROPOSED HOLDING COMPANY FOR
                         PEOPLES COMMUNITY BANK OF SOUTH CAROLINA

                                  SALES AGENCY AGREEMENT


                                                             July 9, 1997



INTERSTATE/JOHNSON LANE CORPORATION
P.O. Box 1012
Charlotte, North Carolina 28201-1012

Ladies and Gentlemen:

     This letter sets forth and confirms the terms and conditions of the engagement (the "Agreement") of Interstate/Johnson Lane Corporation ("IJL") by People's Community Capital Corporation (the "Company") as non-exclusive selling agent of the Company with respect to the Company's proposed public offering (the "Offering") of its common stock (the "Common Stock"). The Offering will be made by means of a Prospectus dated May 23, 1997 and any amendments thereof and supplements thereto, which will be provided to IJL (collectively, the "Prospectus").

     1.   Representations and Warranties of the Company.

     The Company represents and warrants to, and agrees with IJL as follows:

     (a) The Prospectus does not and will not contain any untrue statements of material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Company, upon incorporation and the receipt of all regulatory approvals, will be a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; will have full corporate and other power and authority under such laws to own its properties and conduct its business as described in the Prospectus; and will be duly qualified to do business as a foreign corporation in each other jurisdiction in which it owns or leases properties or conducts its business so as to require qualification and is in good standing in each such jurisdiction, except where failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

     (c) The shares of common stock to be issued and sold by the Company hereunder (the "Shares"), when issued and delivered against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and will conform to the description thereof contained in the Prospectus and the certificates evidencing the Shares will comply with all applicable requirements of South Carolina law.

     (d) The Company has one subsidiary, People's Community Bank of South Carolina, in Organization.

     (e) Except as disclosed in the Prospectus, there are no (i) outstanding securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

     (f) The Company has, or will have upon incorporation, the full legal right, power and authority to enter into and perform this Agreement and to sell and deliver the Shares as provided herein, and this Agreement has been duly authorized, executed and delivered on behalf of the Company by action of its proposed Executive Committee and such action will be ratified by the Company's Board of Directors upon incorporation.

     (g) Other than the approvals of the South Carolina Board of Financial Institutions and the Federal Deposit Insurance Corporation (F.D.I.C.) to incorporate the Company, begin business and issue shares, the Federal Reserve Board approval as a bank holding company and final Securities and Exchange Commission (S.E.C) clearance, no consent, approval, authorization or order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or for the consummation of the other transactions contemplated by this Agreement.

     (h) Except as provided in Section 2(a), there are no contracts, agreements or understandings between the Company and any person which would give rise to a valid claim against the Company for a brokerage commission, finder's fee or other like payment in connection with the offering of the Shares, other than compensation due and payable to IJL.

     (i) No action, suit or proceeding at law or in equity is pending or, to the Company's knowledge, threatened to which the Company is a party, and no proceedings are pending or, to the Company's knowledge, threatened against or affecting the Company before or by any Governmental official, commission, board or other administrative agency, (other than in connection with required regulatory approvals) wherein an unfavorable decision, ruling or finding could have a material adverse effect on the consummation of this Agreement or the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

     (j) The Company, upon opening for business, will have such permits, licenses, franchises and governmental and regulatory authorizations ("permits") as are necessary to own its properties and conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except where the failure to have such permits would not have a material adverse effect on the consummation of this Agreement or the condition, financial or otherwise, results of operations, affairs, or business prospects of the Company.

     (k) The Company does not intend to conduct its business in a manner in which it would become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

     (l)  The Company agrees as follows:

          i) The Company will notify IJL immediately, and confirm such notice in writing, of the receipt of any comments from any state securities commission or regulatory authority that relate to the Prospectus or any amendment thereto or requests by any state securities commission or regulatory authority for amendments to the Prospectus or amendments or supplements to the Prospectus or for additional information;

          ii) The Company will use the net proceeds from the sale of the Shares received by it in the manner specified in the Prospectus under the caption "Use of Proceeds."

          iii) For three years from the date of this Agreement, the Company will furnish to IJL copies of all reports and communications (financial or otherwise) furnished by the Company to its stockholders, copies of all reports or financial statements filed with the S.E.C. as soon as such are available, and such other documents, reports and information concerning the business and financial condition of the Company as IJL may reasonably request.

     2.   Services to be Provided by IJL.

     In connection with this Agreement, the scope of IJL's services shall include, but not be limited to, the following:

     (a) Pursuant to this Agreement, IJL will serve as a selling agent for the Company on a non-exclusive basis and will offer for sale, on a best efforts basis, shares of the Common Stock. IJL acknowledges that the Company may contract with other selling agents for the sale of Shares and that no such contractual arrangements shall violate or conflict with the terms of this Agreement.

     (b) With respect to its efforts as a selling agent, IJL will sponsor informational meetings at which management of the Company will make presentations to financial consultants of IJL.

     (c) IJL will perform its duties pursuant to this Agreement in compliance with all applicable federal and state securities laws, and will offer the common stock only by means of the Prospectus.

     In exchange for the services of IJL pursuant to this Agreement, the Company agrees to pay IJL a selling commission of $0.70 per share for each share of the Common Stock sold by IJL as selling agent. The selling commission shall be payable at such time as the shares sold by IJL as selling agent are issued and payment in full is received therefor by the Company.

     3.   Right of First Refusal.

     For a period of three (3) years from the date of the Prospectus, the Company will not (1) enter into an agreement for the engagement of any person, firm or corporation other than IJL relating to any financial advisory services or (2) undertake any public or private offering (other than to employees) of any securities of the Company (as defined below) (each of (1) and (2) above, an "Engagement") unless and until the Company shall have first negotiated with IJL with respect to the Engagement; provided, that in no event shall an Engagement include (a) arrangements of the Company with other selling agents as described in Section 2(a) or (b) the Company's engagement of any person, firm or corporation to offer financial advisory or other services to any of the Company's customers. The Company shall notify IJL in writing of the Company's intention to enter into an Engagement, including a specific description of the terms of the proposed Engagement. IJL shall then have thirty (30) days from the date IJL receives such written notice from the Company to decide whether to undertake the proposed Engagement or to negotiate different terms for such Engagement. If IJL determines that it does not wish to undertake the proposed Engagement, then it shall so notify the Company of its intention in writing within such thirty-day period. The Company may within a period of ninety (90) days but not more than thirty (30) days from the date of receipt of such notice then enter into a letter of intent or engagement letter with any other person, firm or corporation with respect to such Engagement on general terms and conditions not more favorable to such other person, firm or corporation as those which were tendered to IJL. However, if a letter of intent or engagement letter is not executed by the Company with such third party within ninety (90) days after IJL's refusal, IJL's rights of first refusal under this provision shall be reinstated. Nothing in this Agreement shall be construed as granting the continuation of such preferential right to IJL beyond such three-year period.

     For purposes of the above provision, the term "securities of the Company" shall be deemed to include any debt or equity securities of the Company (other than traditional commercial financing or bank financing). The Company shall not be required to consult with you concerning any borrowings from any equipment leasing or similar arrangements.

     4.   Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harness IJL, and each person, if any, who controls IJL within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel's fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or allocate omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any breach of this Agreement except insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made by any means by IJL or its agents, directors or employees in connection with the offer and sale of the Common Stock.

     (b) If any action or claim shall be brought or asserted against IJL or any person controlling IJL in respect of which indemnity may be sought from the Company, IJL or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. IJL or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of IJL or such controlling person unless
(i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company failed to assume the defense and employ counsel or
(iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company, and IJL or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company (in which case, if IJL or controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of IJL or such controlling person). The Company shall not be liable for any settlement of any such action without its written consent, but such consent shall not be unreasonably withheld.

     (c) If the indemnification provided for in this Section 3 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and IJL on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of IJL on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and IJL on the other shall be deemed to be in the same proportion as the total net proceeds from the shares sold by IJL in the offering (before deducting expenses). The relative fault of the Company on the one hand and of IJL on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, or by IJL, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company on the one hand and IJL on the other agree that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 3, IJL shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public exceeds the amount of any damages that IJL has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5.   Representations, Warranties and Agreements to Survive Delivery.

     The representations, warranties, indemnities, agreements and other statements of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of IJL or the Company or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     6.   Governing Law: Assignments.

     This Agreement shall be governed by the laws of the State of North Carolina. Neither party may assign this Agreement without the prior written consent of the other party.

     7.   Counterparts.

     This Agreement may be executed in one of more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement.

     8.   No Personal Liability.

     In no event shall any promoter, organizer, incorporator, officer or director, or prospective officer or director, or other person participating in the organization of the Company have any personal liability to IJL or to any other person under this Agreement.

     9.   Effectiveness.

This Agreement shall not become effective unless and until the Company shall have notified IJL in writing to commence its selling efforts hereunder, and until such time either party may terminate this Agreement by written notice to the other.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this shall become a binding agreement between the Company and IJL in accordance with its terms.

                              Very truly yours,


                              PEOPLE'S COMMUNITY CAPITAL
                              CORPORATION


                              By:  /s/ Tommy B. Wessinger
                                     Tommy B. Wessinger
                                      Chairman and CEO



CONFIRMED AND ACCEPTED,


INTERSTATE/JOHNSON LANE CORPORATION


By:  /s/ James H. Glen, Jr.
     James H. Glen, Jr.
     Managing Director